AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1996

                                             REGISTRATION NO. 33--64333

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ________________________

                              AMENDMENT NO. 2
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ________________________

                           DEPOSIT GUARANTY CORP.

           (Exact name of registrant as specified in its charter)

            MISSISSIPPI                              64-0472169
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)             Identification Number)

                          210 East Capitol Street
                            Post Office Box 730
                        Jackson, Mississippi  39205
                     Telephone Number:  (601) 354-8497
      (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                             Arlen L. McDonald
                           Deposit Guaranty Corp.
                          210 East Capitol Street
                            Post Office Box 730
                        Jackson, Mississippi  39205
                     Telephone Number:  (601) 354-8497
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                     _________________________________

                                 Copies to:

      Keith Parsons, Esq.                   William S. Rubenstein, Esq.
    Watkins Ludlam & Stennis                  Skadden, Arps, Slate,
     633 North State Street                       Meagher & Flom
   Jackson, Mississippi 39205                    919 Third Avenue
 Telephone Number:  (601) 949-4701           New York, New York 10022
                                           Telephone Number: (212) 735-3000


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
    From time to time after the effective date of this Registration Statement.

                          ________________________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
     registration statement for the same offering.( )               .

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.( )

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.( )

                      CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                         PROPOSED      MAXIMUM
 TITLE OF EACH CLASS                      MAXIMUM      AGGREGATE
 OF SECURITIES TO BE    AMOUNT TO BE   OFFERING PRICE  OFFERING   REGISTRATION
MOUNT OF REGISTERED(1)  REGISTERED(2)    PER UNIT(3)    PRICE(4)       FEE

                 ++                             ++               ++
Debt Securities   +                              +                +
 . . . . . . . .   +                              +                +
Debt Warrants     +                              +                +
 . . . . . . . .   +                              +                +
Preferred Stock,  +                              +                +
 no par value .   +                              +                +
 . . . . . . . .   +                              +                +
Depositary Shares                                +                +
 . . . . . . . .   +                              +                +
Preferred Stock                                  +                +
  Warrants. . .   +     $300,000,000            ++  $300,000,000  + $103,500(5)
 . . . . . . . .   +
Depositary Share  +                              +                +
  Warrants. . .   +                              +                +
 . . . . . . . .   +                              +                +
Common Stock,     +                              +                +
  no par value.   +                              +                +
 . . . . . . . .   +                              +                +
Common Stock      +                              +                +
 Warrants . . .   +                              +                +
 . . . . . . . .   +                              +                +
 . . . . . . . .  ++                             ++               ++

     (1) The securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.

     (2) In no event will the aggregate initial offering price of the Debt Securities, Debt Warrants, Preferred Stock, Preferred Stock Warrants, Depositary Shares, Depositary Share Warrants, Common Stock and Common Stock Warrants, issued under this Registration Statement and in the case of Warrants for which separate consideration is payable upon issuance of underlying securities, securities issued upon exercise of Warrants, exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or units of one or more foreign currencies or composite currencies (such as European Currency Units). The aggregate amount of equity securities registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. If any securities are issued at an original issue discount, then additional securities may be issued as long as the aggregate initial offering price of all such securities, together with the initial offering price of all other securities registered hereunder, does not exceed $300,000,000.

     (3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

     (4) No separate consideration will be received for (i) Common Stock that is issued upon conversion at the option of a holder of Debt Securities, Preferred Stock, or Depositary Shares or securities that are issued upon conversion at the option of the Corporation of Debt Securities, Preferred Stock, or Depositary Shares. The proposed maximum aggregate offering price has been estimated solely for the purpose of computing the registration fee pursuant to Rule 457 of the Securities Act of 1933.

     (5)  Previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        ITEM 16.  EXHIBITS.

                                 DESCRIPTION

        (1)(a)*        Form of Underwriting Agreement.
        (3)(a)*        Articles of Incorporation of Deposit Guaranty
                       Corp.
        (3)(b)*        Bylaws of Deposit Guaranty Corp.
        (4)(a)* Form of Senior Indenture, between Deposit Guaranty Corp. and SunTrust Bank, Atlanta, as Trustee.
        (4)(b)*        Form of Subordinated Indenture between
                       Deposit Guaranty Corp. and SunTrust Bank,
                       Atlanta, as Trustee.
        (4)(c)* Form of Senior Debt Securities (included in Exhibit (4)(a) to this Registration Statement and incorporated by reference).
        (4)(d)*        Form of Subordinated Debt Securities
                       (included in Exhibit (4)(b) to this Registration State ment and incorporated by reference).
        (4)(e)*        Form of Warrant Agreement.
        (4)(f)*        Form of Warrant Certificate (included in
                       Exhibit (4)(e) to this Registration Statement and incorporated by reference).
        (4)(g)*        Form of Deposit Agreement.
        (4)(h)*        Form of Depositary Receipt (included in
                       Exhibit (4)(g) to this Registration Statement and incorporated by reference).
        (5)(a)* Opinion of Watkins Ludlam & Stennis as to the legality of the securities to be registered.
        (5)(b)*        Opinion of Skadden, Arps, Slate, Meagher &
                       Flom as to the legality of the securities to be registered.
        (12)* Computation of the Corporation s Consolidated Ratios of Earnings to Fixed Charges and
                       Combined Fixed Charges and Preferred Stock
                       Dividends.
        (23)(a)        Consent of KPMG Peat Marwick LLP.
        (23)(b)*       Consent of Watkins Ludlam & Stennis.
        (23)(c)*       Consent of Skadden, Arps, Slate, Meagher & Flom.
        (25)* Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of SunTrust Bank, Atlanta, as Trustee under the Senior Indenture and the Subordinated Indenture.

        __________
        *  Previously filed.


                                 SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Jackson, state of Mississippi, on this 7th day of February, 1996.

                                 DEPOSIT GUARANTY CORP.

                                 By:  /s/ Arlen L. McDonald
                                      Executive Vice President
                                      (Principal Financial Officer)


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        NAME                        TITLE                     DATE

                    *               Chairman of the
        ________________________    Board and Director
        E.B. Robinson, Jr.          (Principal Execu-
                                    tive Officer)

                    *               President and Director
        _________________________
        Howard L. McMillan, Jr.

        /s/ Arlen L. McDonald       Executive Vice            February 7, 1996
        _________________________   President (Principal
        Arlen L. McDonald           Financial Officer)

                    *               Controller (Principal
        __________________________  Accounting Officer)
        Stephen E. Barker

                    *               Director
        __________________________
        Michael B. Bemis

        __________________________  Director
        Richard H. Bremer

                    *               Director
        __________________________
        W. Henry Holmon, Jr.

                    *               Director
        __________________________
        Warren A. Hood, Jr.

                    *               Director
        __________________________
        Charles L. Irby

                    *               Director
        __________________________
        Richard D. McRae, Jr.

                    *               Director
        __________________________
        W.R. Newman, III

                    *               Director
        __________________________
        John N. Palmer

                                    Director
        __________________________
        Steven C. Walker

                                     Director
        __________________________
        J. Kelley Williams

        *By: /s/ Arlen L. McDonald                            February 7, 1996
             _____________________
             (Attorney-in-fact)